Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Retail Opportunity Investments Corp. (the “Company”) of our reports dated (i) February 11, 2015 relating to our audit of the Statement of Revenues and Certain Expenses of Mission Foothill Marketplace included in the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2015; (ii) March 20, 2015 relating to our audit of the Combined Statement of Revenues and Certain Expenses of Park Oaks Shopping Center and Ontario Plaza included in the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2015; (iii) February 22, 2016 relating to our audit of the Statement of Revenues and Certain Expenses of Sternco Center included in the Company’s Current Report on Form 8-K/A filed with the SEC on February 22, 2016; (iv) February 22, 2016 relating to our audit of the Statement of Revenues and Certain Expenses of Gateway Centre included in the Company’s Current Report on Form 8-K filed with the SEC on February 22, 2016; (v) March 21, 2016 relating to our audit of the Statement of Revenues and Certain Expenses of Four Corner Square included in the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2016; (vi) March 21, 2016 relating to our audit of the Statement of Revenues and Certain Expenses of Iron Horse Plaza included in the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2016; and (vii) March 23, 2016 relating to our audit of the Combined Statement of Revenues and Certain Expenses of Casitas Plaza Shopping Center and Magnolia Center included in the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2016 all have been audited by PKF O’Connor Davies, LLP. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF O’Connor Davies, LLP

May 23, 2016

New York, New York